Exhibit 4.9

NATIONAL ASSET MANAGEMENT AGENCY

THE PERSONS WHOSE NAMES AND ADDRESSES ARE

SET OUT IN SCHEDULE 1 HERETO

NATIONAL ASSET MANAGEMENT AGENCY INVESTMENT LIMITED

SUBSCRIPTION AGREEMENT

CONTENTS

SECTION 1.0 - SUBSCRIPTION		4

1.1	BACKGROUND TO SUBSCRIPTION	4
1.2	SUBSCRIPTION FOR NEW SHARES	4
1.3	COMPLETION	5
1.4	BUSINESS PLAN	5

SECTION 2.0 - WARRANTIES		5

2.1	COMPANY WARRANTIES	5
2.2	PRIVATE INVESTOR WARRANTIES	6
2.3	EFFECT OF COMPLETION	6

SECTION 3.0 - GENERAL PROVISIONS		6

3.1	ANNOUNCEMENTS	6
3.2	ASSIGNMENT	7
3.3	BINDING ON SUCCESSORS	7
3.4	COSTS AND EXPENSES	7
3.5	COUNTERPARTS	7
3.6	ENTIRE AGREEMENT	7
3.7	FURTHER ASSURANCE	8
3.8	MODIFICATION	8
3.9	SEVERABILITY	8
3.10	SURVIVAL OF OBLIGATIONS	8
3.11	WAIVER	8
3.12	NOTICES	8

SECTION 4.0 - INTERPRETATION		9

4.1	DEFINITIONS	9
4.2	CONSTRUCTION	10
4.3	CAPTIONS	11
4.4	NON APPLICATION OF CONTRA PROFERENTUM	11
4.5	GOVERNING LAW AND JURISDICTION	11

SCHEDULE 1		12

THE PRIVATE INVESTORS		12

SCHEDULE 2		13

SHARE CAPITALISATION TABLE		13

THIS AGREEMENT is made on 29 March 2010

BETWEEN:

NATIONAL ASSET MANAGEMENT
AGENCY

a body corporate established pursuant to the

National Asset Management Agency Act 2009

having its principal place of business

at Treasury Building, Grand Canal Street

Dublin 2

(“NAMA”)

THE PERSONS WHOSE NAMES AND ADDRESSES ARE
SET OUT IN SCHEDULE 1 HERETO

(collectively called the “Private Investors”)

- and -

NATIONAL ASSET MANAGEMENT AGENCY
INVESTMENT LIMITED

a company incorporated under

the laws of Ireland

having its registered office

at Treasury Building, Grand Canal Street

Dublin 2

(the “Company”)

RECITALS:

A.                                             The Company is a private limited company and was incorporated by NAMA on 27 January 2010 under the Companies Acts 1963 to 2009 with registered number 480243 and now has an authorised share capital of €10,000,000 divided into 49,000,000 A Shares and 51,000,000 B Shares, of which 100 A Shares have been issued and are fully paid up and are beneficially owned by NAMA, and none of the B Shares have been issued.

B.                                             The Company wishes to obtain funding and NAMA and the Private Investors have agreed to subscribe for new shares in the capital of the Company upon and subject to the terms and conditions of this Agreement.

C.                                             The parties have entered into this Agreement to provide for such subscription.

D.                                             New Memorandum and Articles of Association of the Company in the Agreed Terms have been adopted prior to the execution of this Agreement.

E.                                              The interpretive provisions of this Agreement are contained in Section 4.0.

IT IS AGREED as follows:

SECTION 1.0 - SUBSCRIPTION

1.1                                        Background to Subscription

Each of the Private Investors acknowledges and agrees that it is subscribing for the B Shares in order to facilitate the establishment and operation of the Company and its subsidiaries by NAMA for the purposes set out in the National Asset Management Agency Act 2009 (the “Act”). Each of the Private Investors acknowledges and agrees that its investment in the Company is being made on the strict understanding that the Board, in exercising its powers and in conducting the affairs of the Company and its subsidiaries, will do so having primary regard to achieving the objects of the Company as described in clause 2(1) of its Memorandum of Association (which each of the Private Investors confirms that it understands and accepts). Each of the Private Investors further acknowledges and accepts that, given these objects of the Company, there is a risk that the Company may incur loss and/or the value of the B Shares may decrease, and each of the Private Investors confirms that in making its investment in the Company and entering into this Agreement it understands and accepts the existence of these risks as a fundamental term of its agreement to subscribe for the B Shares. Each of the Private Investors irrevocably waives all rights and/or entitlements that it may have, whenever arising, to make a claim or claims against, or otherwise seek compensation from, the Company, its officers, agents, employees or the Minister in respect of the suitability of the Shares as an investment for the Private Investors.

1.2                                        Subscription for New Shares

1.2.1                             Conditional only on the occurrence of the matters described in Clauses 1.2.2 and 1.2.3, NAMA and, on the basis set out in Clause 1.1, each of the Private Investors, shall on Completion make irrevocable applications to the Company for the issue to it of New Shares credited as fully paid and shall deliver to the Company therewith a remittance in the form of electronic funds transfers, or in such other manner as the parties shall agree prior to Completion, as set out below:

Shareholder	No. and class of New Shares	Amount Payable
NAMA	48,999,900	€48,999,900

Irish Life	17,000,000	€17,000,000
AIBIM	17,000,000	€17,000,000
New Ireland	17,000,000	€17,000,000

Private Investor Total	51,000,000	€51,000,000

Payment shall be made via Target2 to SWIFT Code NTMAIE2D (in trust for the Company) or such other account as the Company may specify in writing.

1.2.2                             Upon receipt by the Company of the applications and the subscription amounts referred to in Clause 1.2.1, NAMA shall procure that a meeting of the Board is held at which:

(a)                                          such applications are accepted and the New Shares are allotted and issued to the Shareholders in accordance with Clause 1.2.1 above and appropriate share certificates are duly executed by the Company and delivered to the relevant Shareholders;

(b)                                          the Shareholders Agreement is approved for execution and executed by the Company.

1.2.3                             On Completion each of the Shareholders shall enter into the Shareholders Agreement.

1.3                                        Completion

Completion shall take place upon the execution of this Agreement, at Treasury Building, Grand Canal Street, Dublin 2 or at any other place as the parties may agree.  On Completion the matters referred to in Clause 1.2 shall take place. A capitalisation table agreed between the parties showing all shareholdings in the Company after completion of the subscription for the New Shares is attached to Schedule 2.

1.4                                        Business Plan

NAMA and the Private Investors acknowledge the provisions of the NAMA Business Plan and agree to use their respective powers to procure that the business of the Company is conducted in a manner that is consistent with the terms of the NAMA Business Plan (and any amendments or revisions thereof approved by NAMA from time to time).

SECTION 2.0 - WARRANTIES

2.1                                        Company Warranties

The Company warrants to each of the Private Investors as follows:

2.1.1                             The Company was duly incorporated on 27 January 2010, has not carried on any activity since incorporation (save in connection with its formation and the formation of its wholly-owned subsidiary National Asset Management Limited) and, save as aforesaid, has no assets or liabilities.

2.1.2                             The contents of Recital A and D are true, accurate and complete in all respects and not misleading in any respect, the Company has not created or agreed to create any Encumbrance in respect of any of its unissued share capital.

2.1.3                             The Company has full authority, power and capacity to enter into and perform its obligations under this Agreement and the Shareholders Agreement and to issue the New Shares.

2.1.4                             The Company has taken all necessary corporate action to authorise the signature or execution of this Agreement and the Shareholders Agreement and the performance by it of its obligations under such agreements.

2.1.5                             The Company’s obligations under this Agreement constitute, and its obligations under the Shareholders Agreement will, when entered into, constitute, legal, valid, binding and enforceable obligations.

2.1.6                             The Company’s execution or signature and delivery of this Agreement and the Shareholders Agreement, and the performance by it of its obligations thereunder in accordance with their respective terms, does not violate any applicable law or regulation or any provision of its Memorandum or Articles of Association.

2.1.7                             The Company is a “NAMA group entity” as defined by the Act.

2.2                                        Private Investor Warranties

Each of the Private Investors warrants to the Company in respect of itself as follows:

2.2.1                             It is duly incorporated and validly existing as a legal entity under the laws of Ireland.

2.2.2                             It has the corporate power and authority to enter into and perform its obligations under this Agreement and the Shareholders Agreement.

2.2.3                             It has taken all necessary corporate action to authorise the signature or execution of this Agreement and the Shareholders Agreement and the performance by it of its obligations thereunder.

2.2.4                             Its obligations under this Agreement constitute, and its obligations under the Shareholders Agreement will, when entered into, constitute, legal, valid, binding and enforceable obligations.

2.2.5                             Its execution or signature and delivery of this Agreement and the Shareholders Agreement, and the performance by it of its obligations thereunder in accordance with their respective terms, does not violate any applicable law or regulation or any provision of, if applicable, its Memorandum or Articles of Association.

2.3                                        Effect of Completion

Neither the Company Warranties nor the Private Investor Warranties shall in any respect be extinguished or affected by Completion.

SECTION 3.0 - GENERAL PROVISIONS

3.1                                        Announcements

3.1.1                             Save as required by law, no announcement or other disclosure concerning the existence, subject matter or any other aspect of this Agreement or the arrangements provided for in this Agreement shall be made by any Private

Investor save in a form and at a time agreed in writing by NAMA. If a Private Investor believes it is required by law to make an announcement or other disclosure as described above, before doing so it shall (to the extent it is legally permitted to do so) give NAMA as much notice as possible, obtain written legal advice confirming that the announcement or disclosure is required by law, provide NAMA with a copy of its written legal advice to this effect and take into account the reasonable requests of NAMA in relation to the content and timing of the announcement or disclosure.

3.1.2                             NAMA shall be free to make any announcement or other disclosure it thinks fit concerning the existence, subject matter or any other aspect of this Agreement or the arrangements provided for in this Agreement.

3.2                                        Assignment

3.2.1                             The rights of the Private Investors shall be deemed to be personal rights and shall not be assignable without the specific prior written consent of NAMA.

3.2.2                             NAMA shall be free to assign its rights under this Agreement.

3.3                                        Binding on Successors

The provisions of this Agreement shall be binding upon the respective successors of the parties hereto.

3.4                                        Costs and Expenses

All expenses incurred by or on behalf of each of the parties in connection with the negotiation, preparation or execution of this Agreement shall be borne solely by the party who incurred the liability and the Company shall have no liability in respect thereof.

3.5                                        Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting one and the same instrument. The expression “counterpart” shall include any executed copy of this Agreement transmitted by facsimile.

3.6                                        Entire Agreement

3.6.1                             This Agreement (together with the documents and instruments referred to in this Agreement, including the Subscription Agreement and the Memorandum and Articles of Association) contains the entire agreement between the parties relating to the transactions provided for in this Agreement and supersedes all previous representations, arrangements, undertakings and agreements (if any) between such parties in respect of such matters.

3.6.2                             Each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty,

undertaking, covenant or understanding other than those contained in this Agreement (together with the documents and instruments referred to in this Agreement, including the Subscription Agreement, the Memorandum and Articles of Association and the NAMA Business Plan).

3.6.3                             Nothing in this Clause limits or excludes any liability for fraud.

3.7                                        Further Assurance

At the request of any Shareholder, the Company shall execute and do all such documents, acts and things as may reasonably be required subsequent to Completion by the relevant Shareholder for assuring to or vesting in that Shareholder the legal ownership of its New Shares.

3.8                                        Modification

No modification of any provision of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by or on behalf of NAMA and all of the holders of B Shares then in issue who are parties hereto.

3.9                                        Severability

If at any time any one or more of the provisions of this Agreement or any part thereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

3.10                                 Survival of Obligations

The expiration or determination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

3.11                                 Waiver

A waiver by any party or parties of any breach of any of the terms, provisions or covenants of this Agreement or the acquiescence of any party or parties in any act (whether of commission or omission) which but for such acquiescence would be a breach as aforesaid, shall not constitute a general waiver of such term, provision or covenant or of any subsequent act contrary thereto.  Any liability to any party hereto under the provisions of this Agreement may be released, compounded or compromised by such party in its absolute discretion as regards any party or parties under such liability without in any way prejudicing its rights against any other party or parties under the same or a like liability, whether joint and several or otherwise.

3.12                                 Notices

Save as otherwise provided in this Agreement, any notice or other communication required or permitted to be given or made under this Agreement (“Notice”) shall be in writing and shall either be delivered personally, sent by post or by fax. The address or fax number for service of each party shall be the address or fax number (if any) set out in this Agreement or such other address or fax number previously notified to the other parties as being the service address/ fax number for the purposes of this Clause or, in the case of a company, its registered office. A Notice shall be deemed to have been validly served as follows:

3.12.1                      if delivered personally,  at the time of delivery;

3.12.2                      if sent by post, forty eight hours (or, if posted in a different country to that of the addressee, seven Business Days) after the same shall have been posted (and in proving service it shall be sufficient to prove that the letter  has been correctly addressed, stamped and delivered to the postal authorities); and

3.12.3                      if sent by fax, at the time of termination of the fax transmission; (and in proving service it shall be sufficient to produce a transmission report from the sender’s fax machine indicating that the fax was sent to the recipient’s fax machine), provided that if, in accordance with the above provisions, any such Notice would otherwise be deemed to be given or made outside working hours (being 9 a.m. to 5.30 p.m. on a Business Day), such Notice shall be deemed to be given or made at the start of working hours on the next succeeding Business Day.

SECTION 4.0 - INTERPRETATION

4.1                                        Definitions

In this Agreement the following words and/or expressions shall have the following meanings unless the context otherwise requires:

4.1.1                             “A Shares”, the A Shares of €0.10 each in the capital of the Company;

4.1.2                             “Act”, the National Asset Management Act 2009;

4.1.3                             “B Shares”, the B Shares of €0.10 each in the capital of the Company;

4.1.4                             “Board”, the Board of Directors of the Company from time to time;

4.1.5                             “Business Day”, a day (other than a Saturday, Sunday or public holiday) when banks in the State are open for business;

4.1.6                             “Company Warranties”, the warranties contained in Clause 2.1 of this Agreement;

4.1.7                             “Completion”, completion of the subscriptions provided for in this Agreement in accordance with the provisions of Section 1.0;

4.1.8                             “Encumbrance”, any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

4.1.9                             “NAMA Business Plan”, the draft NAMA Business Plan dated 13 October 2009 in the Agreed Terms;

4.1.10                      “New Shares”, the 48,999,900 A Shares to be issued to NAMA and the 51,000,000 B Shares to be issued to the Private Investors in accordance with Clause 1.1 and each such share a “New Share”;

4.1.11                      “Private Investor Warranties”, the warranties contained in Clause 2.2 of this Agreement;

4.1.12                      “Shareholders”, NAMA and the Private Investors; and

4.1.13                      “Shareholders Agreement”, a shareholders agreement in the Agreed Terms to be entered into upon Completion between the parties to this Agreement to regulate the relationship of NAMA and the Private Investors as the holders of the entire issued share capital of the Company.

4.2                                        Construction

4.2.1                             Save as otherwise provided in this Agreement, any reference herein to a Section, Clause, Schedule or paragraph shall be a reference to a section, sub-section, clause, sub-clause, schedule, paragraph or sub-paragraph (as the case may be) of this Agreement.

4.2.2                             Any reference in this Agreement to a document expressed to be in the “Agreed Terms” shall be a reference to a document in form and content agreed between the parties on or prior to the date of this Agreement a copy of which has been initialled by or on behalf of each of them for the purposes of identification.

4.2.3                             Any reference to any provision of any legislation shall include any modification re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provision.  Any reference to any provision of any legislation, unless the context clearly indicates to the contrary, shall be a reference to legislation of Ireland.

4.2.4                             In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.  References to persons shall include natural persons, firms, bodies corporate, unincorporated associations and partnerships, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

4.2.5                             Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.2.6                             Any undertaking by any party not to do any act or thing shall be deemed to include an undertaking not to permit or suffer the doing of that act or thing.

4.3                                        Captions

The headings and captions to the Clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.

4.4                                        Non Application of Contra Proferentum

The parties have participated jointly in the negotiating and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any of the provisions of this Agreement.

4.5                                        Governing Law and Jurisdiction

4.5.1                             This Agreement shall in all respects be governed by and construed in accordance with the laws of Ireland.

4.5.2                             Each party irrevocably agrees that the courts of Ireland shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes each party irrevocably submits to the jurisdiction of the courts of Ireland.

IN WITNESS whereof these presents have been entered into the day and year first herein written.

SCHEDULE 1

The Private Investors

Name	Number and Class of Shares	Fax Number	Address

Irish Life Assurance PLC (Irish Life)	17,000,000 B Shares	[•]	Beresford Court, Beresford Place, Dublin 1

New Ireland Assurance Company PLC (New Ireland)	17,000,000 B Shares	[•]	9/12 Dawson Street Dublin 2

Percy Nominees Limited (“AIBIM”)	17,000,000 B Shares	[•]	AIB Investment House, Percy Place, Dublin 4

Private Investor Total	51,000,000 B Shares

SCHEDULE 2

Share Capitalisation Table

Shareholder	Shares
NAMA	49,000,000 A Shares

Irish Life	17,000,000 B Shares
New Ireland	17,000,000 B Shares
Percy Nominees	17,000,000 B Shares
Private Investor Total	51,000,000 B Shares

PRESENT when the seal of the NATIONAL ASSET MANAGEMENT AGENCY was affixed hereto:
Signature

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PRESENT when the common seal of IRISH LIFE ASSURANCE PLC was affixed hereto:
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PRESENT when the common seal of NEW IRELAND ASSURANCE COMPANY PLC was affixed hereto:
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PRESENT when the common seal of AIB INVESTMENT MANAGERS LIMITED — As agent for PERCY NOMINEES LIMITED was affixed hereto:
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PRESENT when the common seal of NATIONAL ASSET MANAGEMENT AGENCY INVESTMENT LIMITED was affixed hereto:
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